UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               September 30, 2004
                Date of Report (Date of earliest event reported)

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                           ACURA PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)

           -----------------------------------------------------------

      STATE OF NEW YORK                 1-10113                 11-0853640
(State of Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                          616 N. NORTH COURT, SUITE 120
                            PALATINE, ILLINOIS 60067
               (Address of principal executive offices) (Zip Code)

                                 (847) 705-7709
               (Registrant's telephone number, including are code)

                              HALSEY DRUG CO., INC.
          (Former Name or Former Address if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On September 30, 2004, Acura Pharmaceuticals, Inc. (the "Company") issued 261,309 shares of its Common Stock, $.01 par value per share (the "Common Stock") to the holders (the "Noteholders") of a certain Secured Promissory Note (the "Note") in the principal amount of $5 million dated as of December 20, 2002. The issuance of Common Stock represents an in-kind payment of accrued and unpaid interest on the Note for the quarter ended September 30, 2004.

      The Company issued the Common Stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. At the time of acquisition of the Note, the Noteholders represented to the Company that each of such Noteholders was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Note and any securities issued pursuant thereto were being acquired for investment purposes.


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             ACURA PHARMACEUTICALS, INC.


                             By: /s/ Peter A. Clemens
                                 ---------------------------------------
                                 Peter A. Clemens
                                 Senior Vice President & Chief Financial Officer


Date:    September 30, 2004